                                                                   Exhibit 10.18

                  SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                     Among

                       DIAGNOSTIC HEALTH SERVICES, INC.,
                                 as Borrower,
                                      and
                         THE SUBSIDIARIES OF BORROWER
                          IDENTIFIED ON THE SIGNATURE
                                 PAGES HERETO,
                                as Guarantors,
                                      and
                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                    as Bank


                            as of December 31, 1998


                                 $9,952,930.10


SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 1

                               TABLE OF CONTENTS

                                                                 PAGE

1.   Definitions.................................................   1
2.   Commitments of Bank.........................................  11
3.   Notes Evidencing Loans......................................  13
4.   Interest Rates for Loans....................................  14
5.   Collateral Security and Guaranties..........................  14
6.   Waiver of Reporting, Financial Covenant and Other Defaults..  15
7.   Fees........................................................  16
8.   Prepayments.................................................  16
9.   Representations and Warranties..............................  17
10.  Conditions of Lending.......................................  21
11.  Affirmative Covenants.......................................  23
12.  Negative Covenants..........................................  30
13.  Events of Default...........................................  34
14.  Exercise of Rights..........................................  37
15.  Notices.....................................................  38
16.  Expenses....................................................  38
17.  Indemnity; Capital Adequacy.................................  38
18.  GOVERNING LAW...............................................  40
19.  Invalid Provisions..........................................  40
20.  Maximum Interest Rate.......................................  40
21.  Amendments..................................................  41
22.  Multiple Counterparts, Etc..................................  41
23.  Conflict....................................................  41
24.  Survival....................................................  41
25.  Parties Bound...............................................  41
26.  Participations..............................................  41
27.  WAIVER OF TRIAL BY JURY.....................................  42
28.  WAIVER OF CONSUMER RIGHTS...................................  42
29.  OTHER AGREEMENTS............................................  42

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT


     THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (hereinafter referred to as this "Agreement") is executed as of December 31, 1998, among DIAGNOSTIC HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as "Borrower"), the SUBSIDIARIES OF BORROWER IDENTIFIED ON THE SIGNATURE PAGES HERETO (hereinafter collectively referred to, together with any other corporations or other entities that pursuant to Section 11 (q) shall become a "Guarantor" hereunder, as "Guarantors," and singularly as a "Guarantor"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association (hereinafter sometimes referred to as "Bank").


                             W I T N E S S E T H:

     WHEREAS, Borrower, certain of Guarantors and Bank entered into that certain Amended and Restated Loan Agreement dated July 24, 1996, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated as of April 16, 1997, that certain Second Amendment to Amended and Restated Loan Agreement dated as of May 1, 1997, that certain Third Amendment to Amended and Restated Loan Agreement dated as of May 7, 1998 and that certain Fourth Amendment to Amended and Restated Loan Agreement, dated as of June 18, 1998 (as so amended, the "Prior Agreement");

     WHEREAS, Borrower is indebted to Bank in the principal amount of $7,952,930.10, exclusive of accrued interest, under the terms of the Prior Agreement, which indebtedness represents advances under a multiple draw advance term loan then available to Borrower and the commitment with respect to which is now extinguished;

     WHEREAS, as of the date hereof, Borrower is in default of the Prior Agreement;

     WHEREAS, on the terms and conditions set forth herein Bank has agreed to waive Reporting Defaults and Financial Covenant Defaults under the Prior Agreement outstanding through and including November 30, 1998 and all Lease Defaults under the Prior Agreement as of the date hereof, in each case subject to the conditions as stated herein;

     WHEREAS, Borrower, Guarantors and Bank desire to confirm the extinguishment of the commitment of Bank under the Prior Agreement; and

     WHEREAS, Borrower has requested that Bank provide Borrower with a revolving credit facility in the principal amount of up to $2,000,000, and Bank is willing to make such facility available to the Borrower on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


     1. DEFINITIONS. When used herein the terms "Agreement," "Borrower," "Bank" and "Guarantors" shall have the meanings indicated above. When used herein the following terms shall have the following meanings:

          Accounts - All present and future accounts, accounts receivable and
          --------
     other rights of Borrower and Guarantors to payment for the sale or lease of goods or the rendition of services (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising.

          Acquisition - The acquisition by Borrower or any Guarantor of the
          -----------
     stock of, any other equity security or other interest in, or, in a transaction outside the ordinary course of business, the assets of, any other Person.

          Advance or Advances - A loan or loans under the Revolving Loan or the
          -------------------
     Advance Term Loan.

          Advance Term Loan Maturity Date - June 30, 2001.
          -------------------------------

          Advance Term Loan - The multiple advance term loan made under the
          -----------------
     Prior Agreement.

          Advance Term Loan Commitment -  The commitment contained in Section
          ----------------------------
     2(a) of the Prior Agreement.

          Advance Term Note - That certain amended and restated multiple advance
          -----------------
     term note in the stated principal amount of $7,952,930.10 and further described in Section 3(a).

          Borrowing Base Certificate - A certificate the form of which is set
          --------------------------
     forth as Exhibit "E" hereto to be delivered to Bank by Borrower at the times and on the dates specified herein, showing the status of Borrower's Accounts as of the date of such Borrowing Base Certificate.

          Borrowing Date - The date, which shall be a Business Day, elected by
          --------------
     Borrower pursuant to Section 2(a)(2) for an Advance on the Revolving Loan.

          Borrowing Increase Event - An event, or series of events, which, in
          ------------------------
     the sole discretion of Bank, warrants (i) an increase in the Revolving Loan Commitment from $1,000,000 to $2,000,000; (ii) an extension of the Revolving Maturity Date; or (iii) both (i) and (ii).

          Business Day - The normal banking hours during any day (other than
          ------------
     Saturdays or Sundays) that banks are legally open for business in Dallas, Texas.

          Change of Control - If (a) Brad A. Hummel (and any trust controlled by
          -----------------
     such individual as sole trustee and for his benefit and/or the benefit of his immediate family members) (i) owns outstanding capital stock of Borrower in an aggregate amount equal to or less than fifty percent (50%) of the shares of Borrower's capital stock owned by him on November 30, 1998, or (ii) transfers any stock options exercisable for shares of Borrower's capital stock (except any deemed transfer resulting from the exercise,

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 2
     expiration or surrender thereof), unless in either case the transaction giving rise to such sale or transfer results in the payment in full of the Advance Term Loan or (b) a Change in Control (as defined in the Subordinated Note Agreement) occurs.

          Change of Management - If Brad Hummel ever ceases to be the President
          --------------------
     and Chief Executive Officer of Borrower.

          Commitment Fee - As defined in Section 7.
          --------------

          Contract Accounting Contract - Any contract or agreement (a) whose
          ----------------------------
     value and related expenses are recognized by Borrower or a Guarantor on a present value basis at the inception of such contract or agreement (regardless of whether rights under such contract or agreement have or have not been sold) or (b) accounted for consistent with Borrower's or a Guarantor's accounting policy for its long-term contracts prior to the change in such policy, effective October 1, 1998, announced in Borrower's Form 10-Q for the fiscal quarter ended September 30, 1998.

          Cure Evidence  -  As defined in Section 6.
          -------------

          Current Assets - The total amount of Borrower's consolidated current
          --------------
     assets, determined in accordance with GAAP.

          Current Liabilities - The total amount of Borrower's consolidated
          -------------------
     current liabilities, determined in accordance with GAAP.

          Current Ratio - The ratio of Current Assets to Current Liabilities,
          -------------
     determined in accordance with GAAP.

          EBITDA - Borrower's consolidated net income, determined in accordance
          ------
     with GAAP, before provision for income taxes, interest expense, depreciation and amortization to the extent actually deducted in arriving at net income (and in any event before provision for that certain restructuring and impairment expense in the amount of $5,518,489 incurred by Borrower and its consolidated subsidiaries in the fiscal quarter ended June 30, 1998, as reported on Borrower's Form 10-Q for such quarter filed with the Securities and Exchange Commission), minus extraordinary income,
                                                   -----
     plus extraordinary loss, minus amounts that would otherwise constitute
     ----                     -----
     EBITDA in the subject twelve-month period which are derived from Contract Accounting Contracts, with all of the foregoing being determined in accordance with GAAP, in all cases without duplication.

          Eligible Accounts - All Accounts that (i) are not due from a Person
          -----------------
     related to or affiliated with Borrower or any Guarantor; (ii) are not subject to pending disputes or counterclaims, or offset; (iii) are not outstanding for more than ninety (90) days from the date of invoice for such Account; (iv) are not due from an account debtor that is failing, generally, to pay its debts as they become due or that has suffered the termination of its existence or as to which a dissolution or insolvency proceeding is pending or an

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 3
     assignment for the benefit of creditors has been made, or for which a trustee, receiver or conservator has been appointed, for all or any part of the property belonging to said account debtor; (v) are not due from an account debtor that does not reside in or is not subject to process in the United States of America, except to the extent payment of the subject Account(s) is secured by a letter of credit issued by a domestic bank, which letter of credit and bank are acceptable to Bank in all respects;
     (vi) are subject to a valid, first priority perfected Lien in favor of Bank; and (vii) are not Accounts commonly known as consignment or "bill and hold." In addition, monies due from any federal, state, county, city or
            -- --------
     local government or governmental agency in connection with the payment of any and all taxes or assessments, including, but not limited to, any federal income tax refunds shall not be deemed Eligible Accounts. In
                                                                       --
     addition, the total balance of any Account that has in excess of twenty
     --------
     percent (20%) of its balance outstanding over ninety (90) days from the date of invoice for such account shall not be deemed an Eligible Account; and provided, further, that if any Accounts due from any single account
         --------  -------
     debtor would exceed ten percent (10%) of Borrower's total aggregate Accounts, then the amount of such Accounts owed by such account debtor constituting such excess shall not be deemed Eligible Accounts.

          Environmental Laws - The Comprehensive Environmental Response,
          ------------------
     Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.A. (S) 9601, et seq.,
                                                                       -- ---
     the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, 42 U.S.C.A. (S) 6901, et seq., the Clean Air
                                                          -- ---
     Act, 42 U.S.C.A.  (S) 1251, et seq., the Toxic Substances Control Act, 15
                                 -- ---
     U.S.C.A. (S) 2601, et seq., The Oil Pollution Act of 1990, 33 U.S.C. (S)
                        -- ---
     2701, et seq., and all other laws, statutes, codes, acts, ordinances,
           -- ---
     orders, judgments, decrees, injunctions, rules, regulations, order and restrictions of any federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign, relating to air pollution, water pollution, noise control and/or the handling, discharge, disposal or recovery of on-site or off-site asbestos or "hazardous substances" as defined by 42 U.S.C. (S) 9601, et seq., as amended, as each
                                                   -- ---
     of the foregoing may be amended from time to time.

          Environmental Liability - Any claim, demand, obligation, cause of
          -----------------------
     action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other costs or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law or the imposition of any Environmental Lien.

          Environmental Lien - A Lien in favor of any court, governmental agency
          ------------------
     or instrumentality or any other Person (i) for any Environmental Liability or (ii) for damages arising from or cost incurred by such court or governmental agency or instrumentality or other person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

          Equipment - All of Borrower's and Guarantors' present and future (i)
          ---------
     equipment and fixtures, including, without limitation, wherever located, machinery, manufacturing,

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 4
     distribution, selling, data processing and office equipment, furniture, furnishings, assembly systems, tools, tooling, molds, dies, appliances and vehicles and any accessories thereto, (ii) other tangible personal property (exclusive of Inventory), and (iii) any and all accessories, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

          ERISA - The Employee Retirement Income Security Act of 1974, as
          -----
     amended.

          Event of Default -  An event constituting an Event of Default as
          ----------------
     defined by and pursuant to Section 13.

          Excess Cash Flow - An amount, for Borrower's immediately preceding
          ----------------
     fiscal year, equal to Borrower's consolidated net income plus:
                                                              ----
     depreciation, amortization, non-cash taxes and other non-cash charges, minus: non-cash gains, scheduled principal payments on Funded Debt
     -----
     (including, without limitation, the principal component of any payments in respect of capital lease obligations), any voluntary prepayments of the Advance Term Loan, interest expense paid in cash and Unleveraged Capital Expenditures (the latter being limited to $500,000 for purposes of this definition), with all such amounts being determined on a consolidated basis for Borrower's immediately preceding fiscal year.

          Federal Funds Effective Rate - Federal Funds Effective Rate means, for
          ----------------------------
     any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal fund transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, of the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by Bank from three Federal funds brokers of recognized standing selected by Bank.

          Financial Default - As defined in Section 6.
          -----------------

          Fixed Charges - An amount, for the most recently completed twelve
          -------------
     calendar months, determined on a consolidated basis in accordance with GAAP, equal to Borrower's (i) current maturities of long-term indebtedness and current maturities of capitalized lease obligations, in both cases determined as of end of such period plus (ii) interest expense (including,
                                         ----
     without limitation, the interest component of any payments in respect of capital lease obligations) paid, payable or accrued in such period, each as determined in accordance with GAAP.

          Fixed Charge Coverage Ratio - As at any date, a ratio equal to (i) the
          ---------------------------
     sum of EBITDA for the period of the twelve calendar months ending on, or most recently ended prior to, such date, less cash taxes paid or payable in
                                              ----
     such period, less Unleveraged Capital Expenditures paid or payable in such
                  ----
     period, divided by (ii) Fixed Charges for such period.
             ----------

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 5

          Funded Debt - For Borrower and Guarantors, the sum (determined on a
          -----------
     consolidated basis without duplication in accordance with GAAP) of the following: (i) obligations created, issued or incurred for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);
     (ii) obligations to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (iii) Funded Debt of others secured by a Lien on property of Borrower or any Guarantor, whether or not the respective indebtedness so secured has been assumed; (iv) obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of Borrower or a Guarantor; (v) capital lease obligations; and (vi) Funded Debt of others guaranteed by Borrower or a Guarantor.


          Funded Debt Ratio - As of any date, the ratio of (i) Funded Debt as of
          -----------------
     such date to (ii) EBITDA for the period of the twelve calendar months ending on, or most recently ended prior to, such date.


          For purposes of determining the Commitment Fees earned and payable in accordance with Section 7 and the Prime Rate Margin, the Funded Debt Ratio is subject to adjustment quarterly (by increase or decrease, as appropriate), effective only as of the first day of the calendar month next following the month in which Borrower delivers a Compliance Certificate (in the form of Exhibit "D") contemporaneously with the quarterly financial information delivered to Bank pursuant to Section 11(a)(ii) (each such day, an "Adjustment Date"). After each adjustment of the Commitment Fee or the Prime Rate Margin resulting from an adjustment in the Funded Debt Ratio, in accordance herewith, each such Commitment Fee shall thereafter apply, or each such Prime Rate Margin shall thereafter apply to all Loans then outstanding or made (i.e., with no retroactivity), until the next Adjustment Date that a Compliance Certificate delivered contemporaneously with quarterly financial information required pursuant to Section 11(a)(ii) demonstrates a change in the Funded Debt Ratio such that other Commitment Fees or Prime Rate Margin apply. Upon request of Bank, Borrower shall demonstrate to the reasonable satisfaction of Bank the numerically required applicable ratio in order to obtain an adjustment to a lower applicable Commitment Fee or Prime Rate Margin. If Borrower fails to furnish to Bank any Compliance Certificate by the date required by this Agreement, then the maximum Commitment Fees shall thereafter apply, or the maximum Prime Rate Margin shall thereafter apply to all Loans then outstanding or made (i.e., with no retroactivity), until Borrower furnishes the required Compliance Certificate to Bank.


          For purposes of this Agreement, as of the date hereof, the Prime Rate Margin is one and three quarters percent (1.75%) and the Commitment Fee is one-half of one percent (.50%). The Prime Rate Margin and Commitment Fee will remain such until an adjustment to the Prime Rate Margin is made in accordance with the terms of this

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 6

     Agreement on March 1, 1999, being the first Adjustment Date following execution of this Agreement.

          GAAP - Generally accepted accounting principles, applied on a
          ----
     consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and that are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

          General Intangibles -  All of Borrower's and Guarantors' present and
          -------------------
     future choses in action, causes of action and all other intangible personal property of every kind and nature, including, without limitation, corporate, partnership and other business books and records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, registrations, copyrights, licenses, franchises, customer lists, computer programs, software and other computer materials, tax refunds, tax refund claims, rights and claims against charters, carriers, shippers, franchisees, lessors, and lessees, and rights to indemnification, intercompany receivables and any security documents executed in connection therewith, deposit accounts, proceeds of any letters of credit, indemnity, warranty or guaranty payable to Borrower or any Guarantor from time to time with respect to the foregoing or proceeds of any insurance policies on which Borrower or any Guarantor is named as beneficiary, claims against third parties for advances and other financial accommodations and any other obligations whatsoever owing to Borrower or any Guarantor, contract rights, customer and supplier contracts, rights in and to all security agreements, security interests or other security held by Borrower or any Guarantor to secure payment of Borrower's or any Guarantors' accounts, all right, title and interest under leases, subleases, and concessions and other agreements relating to real or personal property (including, without limitation, all rents, issues and profits related thereto), rights in and under guarantees, instruments, securities, documents of title and other contracts securing, evidencing, supporting or otherwise relating to any of the foregoing, together with all rights in any goods, merchandise or Inventory which any of the foregoing may represent.

          Guaranties - The unlimited guaranties heretofore executed and/or
          ----------
     joined in by each of Guarantors for the benefit of Bank.

          Interest Payment Date - The last day of each Prime Rate Interest
          ---------------------
     Period.

          Inventory - All of Borrower's and Guarantors' present and future (i)
          ---------
     inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract or service or intended for sale or lease, and all goods consigned by Borrower or any Guarantor and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of Borrower's or any Guarantor's business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 7
     in Borrower's or any Guarantor's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above, (v)
                                         -------              ---
     goods in which Borrower or any Guarantor has a joint or other interest to the extent of Borrower's or any Guarantor's interest therein or right of any kind (including, without limitation, goods in which Borrower or any Guarantor has an interest or right as consignee), and (vi) goods that are returned to or repossessed by Borrower or any Guarantor; in each case whether in the possession of Borrower or any Guarantor, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents relating to any of the foregoing.

          "Key Man" Policies - A life insurance policy issued on the life of Max
          ------------------
     W. Batzer in the amount of not less than $1,000,000, and a life insurance policy issued on the life of Brad A. Hummel in the amount of not less than $1,000,000.

          Lease Default - As defined in Section 6.
          -------------

          Lien - Any mortgage, deed of trust, pledge, security interest,
          ----
     assignment, encumbrance or lien (statutory or otherwise) of every kind and character.

          Loan Documents - This Agreement, the Notes, the Security Instruments
          --------------
     and all other documents heretofore, herewith or hereafter executed in connection with the lending, credit and security transactions described in this Agreement, including those described in the Prior Agreement.

          Loans - Collectively, the Advance Term Loan and the Revolving Loan.
          -----

          Material Adverse Effect - Any set of circumstances or events that has
          -----------------------
     a material adverse effect on (i) the assets or properties, liabilities, financial condition, business, operations, affairs or circumstances of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower and Guarantors to carry out their consolidated business as it exists on the date of this Agreement or as proposed at the date of this Agreement to be conducted, (iii) the ability of Borrower to meet its obligations under the Notes, this Agreement, any of the other Loan Documents or the Subordinated Debt, in each case on a timely basis, or (iv) the ability of Borrower and Guarantors, taken as a whole, to meet their obligations under this Agreement or any of the other Loan Documents.

          Maximum Rate - At any particular time in question, the maximum rate of
          ------------
     interest that under applicable law may then be charged on the Notes. If such maximum rate changes after the date of this Agreement, then the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower, from time to time as of the effective date of each change in such maximum rate.

          Notes - Collectively, the Advance Term Note and the Revolving Note,
          -----
     together with all renewals, modifications, amendments and extensions thereof or any part thereof.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 8

          Obligations - Any and all obligations of Borrower or any of Guarantors
          -----------
     for (i) the payment of money, whether principal, interest, fees, costs or otherwise, and (ii) the performance of agreements, promises, covenants and acts, in both cases arising under or in connection with this Agreement, the Notes, any of the Security Instruments or any of the other Loan Documents.

          Permitted Liens - The term Permitted Lien shall mean (i) easements,
          ---------------
     rights of way, servitudes, permits, conditions, covenants and other restrictions, and easements of streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights of way on, over or in respect of any of Borrower's or Guarantors' assets or properties and that do not, individually or in the aggregate, cause a Material Adverse Effect; (ii) materialmen's, mechanic's, repairman's, employee's, warehousemen's, landlord's, carrier's, contractor's, sub-contractor's, and other Liens (including any financing statements filed in respect thereof) incidental to the construction, maintenance, development, transportation, storage or operation of Borrower's or Guarantors' assets or properties to the extent not delinquent (or which, if delinquent, are being contested in good faith by appropriate proceedings and for which Borrower or any Guarantor has set aside on its books adequate reserves in accordance with GAAP); (iii) all contracts, agreements and instruments (but not any contract, agreement or instrument that affirmatively or expressly creates a security interest, except as described in clause (vii) below), and all defects and irregularities and other matters affecting Borrower's or Guarantors' assets and properties which were in existence at the time Borrower's or Guarantors' assets and properties were originally acquired by Borrower or such Guarantor and all routine operational agreements entered into in the ordinary course of business, which contracts, agreements, instruments, defects, irregularities and other matters and routine operational agreements are not such as to, individually or in the aggregate, interfere materially with the operation, value or use of Borrower's and Guarantors' assets and properties, considered in the aggregate; (iv) liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations; (v) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted in good faith and levy and execution thereon have been stayed and continue to be stayed; (vi) rights reserved to or vested in any municipality, governmental, statutory or other public authority to control or regulate any of Borrower's or Guarantors' assets and properties in any manner, and all applicable laws, rules, regulations and orders from any governmental authority; (vii) purchase money security interests incurred in the ordinary course of Borrower's or any Guarantor's business in connection with the acquisition of Equipment (provided that the related indebtedness shall be subject to Section 12(g)) or Inventory; (viii) Liens created by or pursuant to this Agreement or the other Security Instruments; (ix) Liens existing as of November 30, 1998 and disclosed on Schedule 9(j) attached hereto; and (x) any and all renewals and extensions of all or any of the foregoing.

          Person - An individual, a corporation, a partnership, an association,
          ------
     a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 9

          Plan - Any plan subject to Title IV of ERISA and maintained by
          ----
     Borrower or a Guarantor, or any such plan to which Borrower or a Guarantor is required to contribute on behalf of its employees.

          Prime Rate - The "Prime Rate" as announced by Bank at its principal
          ----------
     banking office in Dallas, Texas from time to time, but, for any day, never less than the Federal Funds Effective Rate in effect for such day plus one-half of one percent ( 1/2%) per annum. Without notice to Borrower, Guarantors or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said Prime Rate shall fluctuate, with each such change to be effective as of the date of each change in the Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer by Bank.

          Prime Rate Interest Period - With respect to any Prime Rate Loan, the
          --------------------------
     quarterly period ending on the first (1st) day of each February, May, August and November, provided, however, that (i) if any Prime Rate Interest
                          --------  -------
     Period would end on a day that is not a Business Day, such Prime Rate Interest Period shall be extended to the next succeeding Business Day, and
     (ii) if any Prime Rate Interest Period would otherwise end after the Advance Term Loan Maturity Date or Revolving Maturity Date, as applicable, then such Prime Rate Interest Period shall end on the Advance Term Loan Maturity Date or Revolving Maturity Date, respectively.

          Prime Rate Loan - Any Loan, or a portion thereof, during any period
          ---------------
     that bears interest at the Prime Rate plus the Prime Rate Margin, or which
                                           ----
     would bear interest at such rate if the Maximum Rate ceiling was not in effect at a particular time. (Although certain Loans under the Prior Agreement may not have been Prime Rate Loans, all Loans under this Agreement are Prime Rate Loans.)

          Prime Rate Margin - One-quarter of one percent (0.25%) whenever the
          -----------------
     Funded Debt Ratio is less than or equal to 1.0:1.0; one-half of one percent (0.50%) whenever the Funded Debt Ratio is greater than 1.0:1.0, but less than or equal to 2.0:1.0; one percent (1.00%) whenever the Funded Debt Ratio is greater than 2.0:1.0, but less than or equal to 3.0:1.0; and one and three-quarters percent (1.75%) whenever the Funded Debt Ratio is greater than 3.0:1.0.

          Prudential - The Prudential Insurance Company of America.
          ----------

          Reporting Default - As defined in Section 6.
          -----------------

          Revolving Loan - The Loan or Loans made under the Revolving Loan
          --------------
     Commitment pursuant to Section 2(a).

          Revolving Loan Commitment - The commitment contained in Section 2(a)
          -------------------------
     of this Agreement.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 10

          Revolving Maturity Date - January 31, 1999.
          -----------------------

          Revolving Note - That certain revolving note in the stated principal
          --------------
     amount of $2,000,000 and further described in Section 3(a).

          Security Instruments - The term Security Instruments is used
          --------------------
     collectively herein to mean this Agreement, all security agreements, pledge agreements and financing statements, the Guaranties and other collateral documents covering certain of Borrower's and Guarantors' assets and properties, all such documents in form and substance reasonably satisfactory to Bank.

          Senior Funded Debt Ratio - As of any date, the ratio of (i) Funded
          ------------------------
     Debt as of such date minus Subordinated Debt as of such date to (ii) EBITDA for the period of the twelve calendar months ending on, or most recently ended prior to, such date.

          Subordinated Debt - The outstanding principal of and accrued interest
          -----------------
     on the Subordinated Notes, and any other Funded Debt that by its express terms is junior or subordinate in right of payment in full to the Obligations.

          Subordinated Note Agreement - That certain Note Agreement dated as of
          ---------------------------
     April 16, 1997 between Borrower and Prudential, as, subject to Section 12(u), amended from time to time.

          Subordinated Notes - The Notes issued pursuant to the Subordinated
          ------------------
     Note Agreement.

          Subsidiary - Any corporation or other Person of which securities or
          ----------
     other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower or any Guarantor.

          Tax Refund - As defined in Subsection 11(t).
          ----------

          Unleveraged Capital Expenditures - For any period, the total cost of
          --------------------------------
     capital expenditures in such period by Borrower on a consolidated basis for the purpose of acquiring, or acquiring the use of, Equipment or other tangible capital assets, less the total amount of Funded Debt incurred in connection with such expenditures.


     2.   COMMITMENTS OF BANK.

          (a)  Current Commitment

               (1)  Revolving Loan.  On the terms and conditions hereinafter set
                    --------------
          forth, Bank agrees to make a revolving loan consisting of one or more Advances to Borrower from time to time during the period beginning on the date of this Agreement and ending on (but not including) the Revolving Maturity Date in such

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 11
          amounts as Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time $1,000,000. Provided, however, that if a Borrowing Increase Event occurs, Borrower may request up to an amount not to exceed, in the aggregate principal amount outstanding at any time, $2,000,000. Within the limit of this
          Section 2(a), Borrower may borrow, repay without premium or penalty, and reborrow. Notwithstanding any other provision of this Agreement, no Advance shall be required to be made hereunder if any Event of Default has occurred and is continuing or if any event or condition has occurred that may, with notice, be an Event of Default.

               (2) Procedure for Borrowing Under Revolving Loan Commitment.
                   -------------------------------------------------------
          Whenever Borrower desires an Advance under the Revolving Loan, it shall give Bank telegraphic, facsimile, telex or telephonic notice (an "Advance Request") of such requested Advance, which in the case of telephonic notice, shall be promptly confirmed in writing. Each Advance Request for an Advance under the Revolving Loan shall be in the form of Exhibit "A" attached hereto. Each Advance Request shall be executed by the President, Chief Executive Officer or Chief Financial Officer of Borrower and shall be received by Bank not later than 11:00 a.m. Dallas, Texas time, on the Borrowing Date. Each Advance Request shall specify the Borrowing Date, and the principal amount to be borrowed (which shall not be less than $100,000).

               (3) Voluntary Reduction of Revolving Loan Commitment.  Borrower
                   ------------------------------------------------
          may at any time, or from time to time, upon not less than three (3) Business Days prior written notice to Bank, reduce or terminate the Revolving Loan Commitment; provided, however, that each reduction in
                                     --------  -------
          the Revolving Loan Commitment must (i) be in a minimum amount of at least $100,000, and (ii) be accompanied by a prepayment of the Revolving Note in at least the amount by which the then-outstanding principal balance of the Revolving Note exceeds the Revolving Loan Commitment as reduced in accordance with this Section 2(a)(3).

          (b) Expired Commitment. Borrower currently has outstanding Advances of $7,952,930.10 in the aggregate principal amount under the Prior Agreement. Borrower hereby confirms and acknowledges that the Advance Term Loan Commitment under the Prior Agreement is and has been extinguished, and that Bank does not have any obligations whatsoever to make available to Borrower any further Advances under the Advance Term Loan. Notwithstanding, all Advances made by Bank to Borrower pursuant to the Advance Term Loan Commitment contained in the Prior Agreement remain subject to all of the provisions contained in this Agreement.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 12

     3.   NOTES EVIDENCING LOANS.

          (a) The facilities described above in Section 2 shall be evidenced by two promissory notes of Borrower as follows:

               (i)  Form of Advance Term Note - The Advance Term Loan shall be
                    -------------------------
          evidenced by an amended and restated note in the stated or face amount of $7,952,930.10, and shall be in the form of Exhibit "B" hereto with appropriate insertion. Notwithstanding the principal amount of the Advance Term Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Advance Term Note, as of any date of computation, shall be the sum of Advance Term Loan Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Advance Term Note shall be dated as of the date of this Agreement, interest in respect thereof shall be payable for the period during which the Advance Term Loan Advances evidenced thereby are outstanding and, although the face amount of the Advance Term Note may be higher, the Advance Term Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of such Advance Term Loan Advances.

               (ii) Form of Revolving Note - The Revolving Loan shall be
                    ----------------------
          evidenced by a note in the face amount of $2,000,000, and shall be in the form of Exhibit "C" hereto with appropriate insertion. Notwithstanding the principal amount of the Revolving Note, as stated on the face thereof, the actual principal amount due from Borrower to Bank on account of the Revolving Note, as of any date of computation, shall be the sum of Revolving Loan Advances then and theretofore made on account thereof, less all principal payments actually received by Bank in collected funds with respect thereto. Although the Revolving Note shall be dated as of the date of this Agreement, interest in respect thereof shall be payable for the period during which the Revolving Loan Advances evidenced thereby are outstanding and, although the face amount of the Revolving Note may be higher, the Revolving Note shall be enforceable, with respect to Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of such Revolving Loan Advances.

          (b)  Interest Rates - The unpaid principal balances of the Notes
               --------------
     shall bear interest from time to time as set forth in Section 4.

          (c)  Payment of Interest on Advance Term Note - Interest on the
               ----------------------------------------
     Advance Term Note shall be payable quarterly, in arrears, on each Interest Payment Date and on the Advance Term Loan Maturity Date.

          (d)  Payment of Principal of Advance Term Loan - The principal of the
               -----------------------------------------
     Advance Term Loan shall be payable as follows:

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 13

               (i) Borrower shall make quarterly principal payments of $400,000 each, the first such payment to be due and payable on the fifteenth
          (15th) day of July, 1999, and continuing on the fifteenth (15th) day of each October, January, April and July thereafter; and

               (ii) Borrower shall make one (1) final payment equal to the entire outstanding principal balance of the Advance Term Loan, which final payment shall be due and payable on the Advance Term Loan Maturity Date.

          (e)  Payment of Interest on Revolving Note - Interest on the
               -------------------------------------
     Revolving Note shall be payable quarterly, in arrears, on each Interest Payment Date and on the Revolving Maturity Date.

          (f)  Payment of Principal of Revolving Loan - Principal of the
               --------------------------------------
     Revolving Note shall be due and payable on the Revolving Maturity Date.

     4.   INTEREST RATES FOR LOANS.

          (a)  Calculation.  With respect to the unpaid principal amount of a
               -----------
     Prime Rate Loan, Borrower agrees to pay interest on the Advance Term Note or the Revolving Note, as the case may be, calculated on the basis of the actual days elapsed (including the first day but excluding the last day) in a year consisting of 360 days (unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year or 365 or 366 days, as the case may be) from the date the proceeds thereof are or were made available to Borrower until maturity (whether by acceleration or otherwise), at a varying rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the Prime Rate plus the Prime Rate Margin.
                                                     ----
     Past due principal and, to the extent permitted by law, past due interest in respect to a Prime Rate Loan shall bear interest, payable on demand, at a rate per annum equal to the Prime Rate plus four percent (4%).
                                              ----

          (b)  Recoupment.  If at any time the applicable rate of interest
               ----------
     pursuant to Section 4(a) above shall exceed the Maximum Rate, thereby causing the interest on one or more of the Notes to be limited to the Maximum Rate, then any subsequent reduction in the interest rate shall not reduce the rate of interest on such Notes below the Maximum Rate until the total amount of interest accrued on such Notes equals the amount of interest that would have accrued on the Note if the rate pursuant to
     Section 4(a) had at all times been in effect.

     5. COLLATERAL SECURITY AND GUARANTIES. Borrower and each Guarantor hereby confirm and acknowledge that the Liens previously granted to Bank in connection with the Prior Agreement, to secure the performance of their obligations thereunder, also secure the Obligations, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications and renewals thereof, and substitutions therefor, and as such remain in force and full effect. Additionally, Borrower acknowledges that in connection with the Prior Agreement there has been pledged and delivered to Bank one hundred percent (100%) of the issued and outstanding shares of the capital stock of

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 14
each Guarantor. Borrower and each Guarantor hereby confirm that each such pledge secures the Obligations, whether now or hereafter incurred, matured or unmatured, direct or contingent, joint or several, or joint and several, including extensions, modifications and renewals thereof, and substitutions therefor, and as such remain in force and full effect. All collateral in which Borrower or any Guarantor has herewith granted or hereafter grants to Bank a Lien (to the satisfaction of Bank) in accordance with this Section 5, as such properties and interests are from time to time constituted, are hereinafter collectively called the "Collateral." Bank's Lien on the Collateral shall be a first and prior Lien, subject only to such priority as may be afforded a Permitted Lien under applicable law.

     In addition to the grant of Liens against the Collateral in favor of Bank, Guarantors acknowledge the execution and delivery of the Guaranties to Bank in connection with the Prior Agreement and confirm that the Guaranties apply to the Obligations to the same extent as they applied to the "Obligations" under and as defined in the Prior Agreement. Without limiting the foregoing, each Guarantor hereby acknowledges and consents to this Loan Agreement and (a) acknowledges that its obligations under that certain Guaranty dated on or before the date of this Agreement in favor of Bank includes a guaranty of all of the obligations, indebtedness and liabilities of Borrower under (i) this Agreement and (ii) the Notes, (b) represents to Bank that such Guaranty remains in full force and effect, and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under such Guaranty.

     6. WAIVER OF REPORTING, FINANCIAL COVENANT AND OTHER DEFAULTS. Borrower and Guarantors acknowledge that (a) as of October 31, 1998, Borrower did not comply with the financial and reporting covenants ("Financial Covenant Default" and "Reporting Default," respectively) set forth in Sections 11, 12 and 13, respectively, of the Prior Agreement and (b) as previously disclosed to Bank in writing, on the date hereof, Borrower and Guarantors are in default of payment in the approximate aggregate principal amount of $1,223,294, under capitalized leases ("Lease Defaults"), which capital leases are in the approximate aggregate principal amount of $14,582,251. As a result, as of November 30, 1998 and the date hereof, Events of Default (as defined in the Prior Agreement) existed and continue to exist under the Prior Agreement.

     Pursuant to this Section 6, Bank waives all Financial Covenant Defaults, Reporting Defaults and Events of Default extant on November 30, 1998 and previously disclosed to Bank in writing. In addition, Bank waives all Lease Defaults extant as of the date hereof and previously disclosed to Bank in writing. Bank's waiver of Lease Defaults is subject to the condition subsequent that all Lease Defaults are cured by 5:00 p.m. central standard time on January 15, 1999. Borrower must submit to Bank by 5:00 p.m. central standard time on January 15, 1999 evidence of such cure, which evidence must be acceptable to
Bank in its sole discretion ("Cure Evidence").   In the absence of Bank's
receipt of Cure Evidence, an Event of Default hereunder will exist. This waiver is with respect to the foregoing defaults only, and does not create any obligation on Bank's part to grant any similar waivers or extensions under similar or dissimilar circumstances. Without limiting the foregoing, any Events of Default arising after November 30, 1998 (other than those described in the immediately preceding paragraph) are not waived by this Section 6. This waiver shall become effective only upon Borrower's and Guarantors' execution of this Agreement. It is understood and

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 15
agreed that, except as set forth in this Section 6, Bank waives no rights
                                                                ---------
whatsoever with respect to remedies available to it with respect to this
----------
Agreement and the other Loan Documents.

     Borrower and Guarantors (a) represent and warrant that no Event of Default as defined in the Prior Agreement (or any event that would, with the giving of notice or passage of time, or both, would constitute an Event of Default) has occurred and is continuing under the Prior Loan Agreement or the other Loan Documents, other than those described in this Section 6; and (b) represent and agree that Borrower and Guarantors in no way expect, have been led to expect, or will rely upon any other waiver, extension, forbearance or consent not agreed to by Bank in writing in this Section 6 or prior to the date of this Agreement.

     7. FEES. Borrower shall pay to Bank a commitment fee on the daily average unused amount of Bank's Revolving Loan Commitment ("Commitment Fee") for the period from and including the date hereof to but not including the Revolving Maturity Date, at a rate per annum of (a) one-quarter of one percent (0.25%) whenever the Funded Debt Ratio is less than or equal to 2.0:1.0, (b) three-eighths of one percent (0.375%) whenever the Funded Debt Ratio is greater than 2.0:1.0 and less than or equal to 3.0:1.0 and (c) one-half of one percent (0.50%) whenever the Funded Debt Ratio is greater than 3.0:1.0.

     Accrued Commitment Fees (together with any accrued and unpaid Commitment Fees under the Prior Agreement) shall be payable quarterly in arrears on the first day of each February, May, August and November with respect to the preceding quarter and on the Revolving Maturity Date.

     8.   PREPAYMENTS.

          (a)  Voluntary Prepayments.  Borrower may at any time and from time
               ---------------------
     to time, without penalty or premium, prepay any of the Notes, in whole or in part. Each prepayment of the Advance Term Note shall be made on at least one (1) Business Day's notice to Bank and shall be in a minimum amount of $100,000 or the unpaid balance of the Advance Term Note, whichever is less, and shall be applied to amounts of outstanding principal, in reverse order of maturity.

          (b)  Mandatory Prepayment of Advance Term Loan.  On or before April
               -----------------------------------------
     15 of each year, beginning April 15, 1999, Borrower shall make a mandatory prepayment of the Advance Term Loan in an amount equal to fifty percent (50%) of Excess Cash Flow attributable to Borrower's immediately preceding fiscal year, calculated on the basis of the annual audited consolidated financial statements for such fiscal year delivered pursuant to Section 11(a)(i). All such prepayments of the Advance Term Loan shall be accompanied with accrued interest to the date of prepayment on the amount so prepaid and shall be applied to the installments due thereunder in the inverse order of maturity. Concurrently with the making of any such payment, Borrower shall deliver to Bank a certificate in the form of Exhibit "D" attached hereto demonstrating its calculation of the amount required to be paid.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 16

          (c)  Tax Refund as Prepayment.  Borrower shall make a mandatory
               ------------------------
     prepayment in the amount of its Tax Refund. This prepayment shall be applied by Bank to the Revolving Note or the Advance Term Note in its sole discretion. If Bank chooses to apply the Tax Refund as a prepayment of the Advance Term Note, such prepayment shall be applied in inverse order of installment maturity.

     9. REPRESENTATIONS AND WARRANTIES. In order to induce Bank to enter into this Agreement, Borrower and, to the extent applicable, each Guarantor hereby represents and warrants to Bank (which representations and warranties will survive the execution and delivery of this Agreement and the Notes) that:

          (a)  Existence.  Each of Borrower and Guarantors is a corporation duly
               ---------
     organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to conduct business in all jurisdictions wherein the failure to qualify could result in a Material Adverse Effect.

          (b)  Power and Authorization.  Borrower is duly authorized and
               -----------------------
     empowered to create and issue the Notes; and Borrower and Guarantors are duly authorized and empowered to execute, deliver and perform this Agreement and the other Loan Documents to which each is a party; and all action on Borrower's and Guarantors' part requisite for the due creation and issuance of the Notes and for the due execution, delivery and performance of the other Loan Documents, including this Agreement, has been duly and effectively taken.

          (c)  Binding Obligations.  This Agreement does, and the Notes and
               -------------------
     other Loan Documents upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Borrower and Guarantors, as the case may be, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency, or similar debtor relief laws now or hereafter in effect and relating to or affecting the enforcement of creditors rights generally, and to general principles of equity).

          (d)  No Legal Bar or Resultant Lien.  The Notes and the other Loan
               ------------------------------
     Documents, including this Agreement, do not and will not violate any provisions of any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Guarantor is subject, or result in the creation or imposition of any Lien upon any assets or properties of Borrower or any Guarantor, other than those contemplated by this Agreement.

          (e)  No Consent.  The execution, delivery and performance by Borrower
               ----------
     and Guarantors of the Notes and the other Loan Documents, including this Agreement, does not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof (except for consents which have been obtained by Borrower or such Guarantor as to which such consent may be applicable).

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 17

          (f)  Financial Condition.  The consolidated balance sheets of
               -------------------
     Borrower and its consolidated Subsidiaries as at December 31, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Simonton, Kutac & Barnidge, L.L.P., copies of which have heretofore been furnished to Bank, present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as at September 30, 1998, and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, copies of which have heretofore been filed with the Securities and Exchange Commission and furnished to Bank (in the case of all such statements), present fairly the consolidated financial condition of Borrower and its consolidated Subsidiaries as at such respective dates, and the consolidated results of their operations and changes in cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants, and as disclosed therein and except that the quarterly statements and the statements as at September 30, 1998 and for the nine-month period then ended are unaudited and do not include footnotes as would be required for audited financial statements). Neither Borrower nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any guarantee obligation, contingent liability or liability for taxes, or any long-term lease or any interest rate or foreign currency swap of exchange transaction, that is not reflected in the foregoing statements or in the notes thereto and which, in the aggregate, would be material to Borrower and Guarantors, taken as a whole, except as set forth on Schedule 9(f). Since December 31, 1997, no change has occurred in the condition, financial or otherwise, of Borrower or a Subsidiary thereof that could have a Material Adverse Effect, except as set forth in Schedule 9(f).

          (g)  Liabilities.  As of the date of this Agreement, neither Borrower
               -----------
     nor any Guarantor has any material (individually or in the aggregate) liability, direct or contingent, except as disclosed in the financial statements referenced in Section 9(f) or on Schedule 9(g) attached hereto. No unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, assets or properties of Borrower or any Guarantor that could have a Material Adverse Effect.

          (h)  Litigation.  Except as described in Borrower's annual audited
               ----------
     consolidated financial statements, or as otherwise disclosed to Bank in
     Schedule 9(h) attached hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Guarantor that could have a Material Adverse Effect.

          (i)  Taxes; Governmental Charges.  Borrower and each Guarantor have
               ---------------------------
     filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 18
     and other governmental charges levied upon them or their assets, properties or income which are due and payable, including interest and penalties, the failure of which to pay could have a Material Adverse Effect, except such as are being contested in good faith by appropriate proceedings and for which adequate reserves for the payment thereof as required by GAAP have been provided and with respect to which levy and execution thereon have been stayed and continue to be stayed.

          (j)  Titles, Liens.  Borrower and each Guarantor have good and
               -------------
     marketable title to all of their assets and properties, free and clear of all Liens or other encumbrances except Permitted Liens, including, without limitation, those Permitted Liens identified on Schedule 9(j).

          (k)  Defaults.  Except for those defaults being waived pursuant to
               --------
     Section 6 of this Agreement, neither Borrower nor any Guarantor is in default and no event or circumstance has occurred that, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument to which Borrower or any Guarantor is a party that could in any respect have a Material Adverse Effect. No Event of Default hereunder has occurred and is continuing.

          (l)  Casualties; Taking of Properties.  After the date of the most
               --------------------------------
     recent consolidated financial statements of Borrower delivered to Bank, neither the business nor the assets or properties of Borrower or any Guarantor have been affected (to the extent the same could cause a Material Adverse Effect) as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy.

          (m)  Use of Proceeds; Margin Stock.  Subject to the terms and
               -----------------------------
     conditions hereof, Borrower will use the proceeds of the Revolving Loan solely for working capital. Neither Borrower nor any Guarantor is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness that was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U.

          (n)  Location of Business and Offices.  The principal place of
               --------------------------------
     business of Borrower is located at 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207. All names (including prior corporate names and past and present trade names) used by any of Borrower and Guarantors during the past five years (expressly including any such names used by a predecessor to Borrower or a Guarantor, or used by a Guarantor prior to its becoming a Subsidiary) are set forth on Schedule 9(n). The locations of business at

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 19
     which any such names were used during such five years, or presently, is also set forth on Schedule 9(n).

          (o)  Compliance with Law.  Neither Borrower nor any Guarantor:
               -------------------

               (i) is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower, any Guarantor, or any of its or their assets or properties is subject; and

               (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its assets or properties or the conduct of business;

     which violation or failure could have a Material Adverse Effect.

          (p)  No Material Misstatements.  No information, exhibit or report
               -------------------------
     furnished by Borrower to Bank or its counsel in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

          (q)  ERISA.  Borrower and each Guarantor are in compliance in all
               -----
     material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any Guarantor that could cause a Material Adverse Effect.

          (r)  Subsidiaries.  Borrower has no Subsidiaries other than
               ------------
     Guarantors. The corporate name, federal tax identification number, state of incorporation and states of qualification to do business as a foreign corporation, location of principal place of business or chief executive office, number of authorized and issued and outstanding shares of capital stock (and their record and beneficial holder or holders) of each Guarantor are disclosed on Schedule 9(r).

          (s)  Environmental Matters.  Except as disclosed on Schedule 9(s),
               ---------------------
     neither Borrower nor any Guarantor has received notice or otherwise has knowledge of (i) any Environmental Liability that could individually or in the aggregate have a Material Adverse Effect arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any toxic or hazardous waste into the environment, (ii) any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste into the environment which could individually or in the aggregate have a Material Adverse Effect or (iii) any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste into the environment for which Borrower or any Guarantor is or may be liable.

          (t)  Ownership.  Both as of November 30, 1998 and as of the date of
               ---------
     this Agreement, Brad A. Hummel owned and owns the number of shares, and options

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 20
     exercisable for shares, of capital stock of Borrower set forth opposite his name on Schedule 9(t). As of November 30, 1998, the authorized capital stock of Borrower consisted of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which 11,424,083 shares of common stock, and 695,593 shares of preferred stock, were issued and outstanding. As of November 30, 1998, approximately 1,916,251 shares of common stock were reserved for issuance upon the exercise of previously granted stock options or warrants.

          (u)  Investments and Guaranties.  Neither Borrower nor any Guarantor
               --------------------------
     has made any investment in, advances to or guaranties of the obligations of any Person (other than Borrower or a Guarantor that is a wholly-owned Subsidiary of Borrower), except as reflected in its financial statements previously delivered to Bank or as otherwise disclosed in writing to Bank.

          (v)  Year 2000.  Any reprogramming required to permit the proper
               ---------
     functioning, in and following the year 2000, of (i) Borrower's and Guarantors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's and Guarantors' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to Borrower and Guarantors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to Borrower and Guarantors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of Borrower and Guarantors are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit Borrower and Guarantors to conduct their business without Material Adverse Effect.

     10.  CONDITIONS OF LENDING.

          (a) The obligation of Bank to make the initial Advance under the Revolving Loan shall be subject to the following conditions precedent:

               (i)  Asset Audit.  Bank shall have received an asset audit of
                    -----------
          Borrower, based on financial statements current as of September 30, 1998, with such asset audit prepared in accordance with GAAP and acceptable to Bank;

               (ii) Waiver of Defaults by Holders of Subordinated Debt.
                    --------------------------------------------------
          Borrower and Bank shall have received in writing a waiver from Prudential waiving any and all known defaults of Borrower and Guarantors, including, but not limited to, those defaults which correspond to those waived in Section 6 hereof, arising under the Subordinated Note Agreement and any other agreement between or among Borrower and Prudential or between or among them and/or their affiliates;

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 21

               (iii)  Amendment to Subordinated Note Agreement.  Borrower shall
                      ----------------------------------------
          have caused the Subordinated Note Agreement and any other agreement between or among Borrower and Prudential or between or among them and/or their affiliates to be amended so that the terms thereof are in form and substance satisfactory to Bank in its sole discretion, including, without limitation so that the covenants therein are consistent with the covenants herein, as consistency shall be determined by Bank in its sole discretion. Borrower shall have delivered to Bank a fully executed copy of the Subordinated Note Agreement, which shall be effective, and any other agreement between or among Borrower and Prudential or between or among them and/or their affiliates, in each case as amended.

               (iv)   Execution and Delivery.  Borrower shall have executed and
                      ----------------------
          delivered to Bank the Notes and the other Loan Documents required to be executed by Borrower and all other required documents, all in form and substance satisfactory to Bank;

               (v)    Landlord's Subordinations. To the extent not previously
                      -------------------------
          delivered, Bank shall have received by January 31, 1999, from each landlord of Borrower and each Guarantor an executed landlord's subordination or waiver agreement in form and content satisfactory to Bank;

               (vi)   Legal Opinion.  Bank shall have received from Greenberg
                      -------------
          Traurig, Borrower's and Guarantors' legal counsel, a favorable legal opinion in form and substance satisfactory to Bank (i) as to the matters set forth in Subsections 9(a), (b), (c), (d), (e), (h) and (k) (to counsel's knowledge) and (ii) as to such other matters as Bank or its counsel shall reasonably request;

               (vii)  Secretary's Certificate.  Bank shall have received a
                      -----------------------
          Secretary's Certificate from the secretary or assistant secretary of Borrower and each Guarantor certifying and attaching appropriate corporate resolutions regarding the transactions contemplated hereby and statements of incumbency;

               (viii) Good Standing and Existence.  Bank shall have received
                      ---------------------------
          evidence satisfactory to it of the existence and good standing of Borrower and each Guarantor (including, without limitation, in jurisdictions other than their respective jurisdictions of incorporation);

               (ix)   Articles and Bylaws.  Bank shall have received from
                      -------------------
          Borrower and each Guarantor certified copies of their Articles or Certificate of Incorporation and Bylaws, or, in the alternative, Borrower may deliver to Bank a certificate, dated as of even date herewith, and signed by an authorized officer of Borrower on its behalf that there have been no changes to Borrower's and Guarantors' Articles or Certificate of Incorporation and Bylaws since July 23, 1996 (or, as to any Guarantor that became such subsequent to July 23, 1996, since the most recent date thereafter for which a similar certification was made to Bank);

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 22

               (x)    Priority of Liens.  Bank shall have received satisfactory
                      -----------------
          evidence that the Liens granted to Bank in the Security Instruments covering the Collateral constitute perfected, first priority Liens, subject only to Permitted Liens;

               (xi)   UCC Searches.  Bank shall have received Uniform
                      ------------
          Commercial Code searches covering Borrower, Guarantors and the Collateral, the results of which searches shall be satisfactory to Bank;

               (xii)  Fees.  Borrower shall have paid Bank all accrued
                      ----
          Commitment Fees, and Borrower shall have paid all accrued fees and expenses of Locke Purnell Rain Harrell (A Professional Corporation).

               (xiii) Insurance.  Borrower shall have provided evidence of its
                      ---------
          insurance of such types and in such amounts as is satisfactory to Bank; and

               (xiv)  Legal Matters Satisfactory.  All legal matters incident
                      --------------------------
          to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for Bank retained at the expense of Borrower.

          (b) The obligation of Bank to make any subsequent Advance on the Revolving Loan shall be subject to the following additional conditions precedent that, at the date of making each such Advance and after giving effect thereto:

               (i)    Representations and Warranties.  With respect to any
                      ------------------------------
          Advance, the representations and warranties of Borrower and Guarantors under this Agreement are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

               (ii)   No Event of Default.  No Event of Default shall have
                      -------------------
          occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default; and

               (iii)  Senior Debt.  Notwithstanding any provision in any Loan
                      -----------
          Document to the contrary, Bank shall have no obligation to make loans or Advances pursuant to Section 2 of this Agreement unless the same shall constitute Senior Debt (as defined in the Subordinated Note Agreement).

     11. AFFIRMATIVE COVENANTS. Borrower and, to the extent applicable, each Guarantor will at all times comply with the covenants contained in this Section 11 from the date of this Agreement and for so long as any part of the Loans are in existence.

          (a)  Financial Statements and Reports.  Borrower shall promptly
               --------------------------------
     furnish to Bank from time to time upon request such information regarding the business and affairs

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 23
     and financial condition of any of Borrower and Guarantors, as Bank may reasonably request, and will furnish to Bank:

               (i)   Annual Financial Statements - as soon as available, and in

                ---------------------------
          any event within ninety (90) days after the end of each fiscal year of Borrower, beginning with the fiscal year ending December 31, 1998, a copy of the annual audit report of Borrower and its consolidated Subsidiaries for such fiscal year containing, on a consolidated and consolidating basis, balance sheets and statements of income, retained earnings, and cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited by, and accompanied by the unqualified opinion of, an accounting firm acceptable to Bank, to the effect that such report has been prepared in accordance with GAAP and presents fairly the financial condition and results of operations of Borrower and its consolidated Subsidiaries as of the dates and for the periods presented;

               (ii)  Quarterly Financial Statements - as soon as available, and
                     ------------------------------
          in any event within forty-five (45) days after the end of each fiscal quarter, a copy of an unaudited financial report of Borrower and its consolidated Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated and consolidating basis, balance sheets and statements of income, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly and accurately present (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of Borrower and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

               (iii) Monthly Financial Statements - as soon as available, and in
                     ----------------------------
          any event within forty-five (45) days after the end of each calendar month (other than the last calendar month in a fiscal quarter), a copy of an unaudited financial report of Borrower and its consolidated Subsidiaries as of the end of such month and for the portion of the fiscal year then ended, containing, on a consolidated basis for each of Borrower and such Subsidiaries, balance sheets and statements of income, and cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and prepared in accordance with GAAP to fairly and accurately present (subject to year-end audit adjustments and disclosures) the financial condition and results of operations of Borrower and its consolidated Subsidiaries, on a consolidated and consolidating basis, at the date and for the periods indicated therein;

               (iv)  SEC/Exchange Filings - as soon as available, copies of all
                     --------------------
          registration statements and regular periodic reports, if any, that Borrower shall have filed with the Securities and Exchange Commission (or any successor

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 24
          agency), any securities exchange or any automated trading system maintained by the National Association of Securities Dealers, Inc.;

               (v)    Borrowing Base Certificate - as soon as available, and in
                      --------------------------
          any event within forty-five (45) days of the end of each month and forty-five (45) days of the end of each fiscal quarter, an accurately completed Borrowing Base Certificate and an Accounts aging report, each as of the end of such month or fiscal quarter, as applicable;

               (vi)   Stockholder Information - promptly upon the mailing
                      -----------------------
          thereof to the stockholders of Borrower generally, copies of all financial statements, reports, notices, correspondence and proxy and information statements so mailed;

               (vii)  Management Letters - promptly following delivery thereof
                      ------------------
          to Borrower, or the board of directors or management of Borrower, a copy of any management letter or report by independent public accountants with respect to the financial condition, operations, business or prospects of Borrower and its Subsidiaries; and

               (viii) Additional Information - (A) Contemporaneously with
                      ----------------------
          delivery ofthe same to holders of the Subordinated Notes, any reports or notices delivered by Borrower pursuant to the Subordinated Note Agreement, and (B) promptly upon request of Bank from time to time any additional financial information or other information that Bank may reasonably request.

     All such information, reports, balance sheets and financial statements referred to in Subsection 11(a) above shall be in such detail as Bank may reasonably request. All accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to Bank hereunder shall be prepared, in accordance with GAAP applied on a basis consistent with (i.e., without any change in, or other modification of accounting principles without the prior written consent of Bank) those used in the preparation of the most recent financial statements furnished to Bank by Borrower.

          (b)  Certificates of Compliance. Contemporaneously with the delivery
               --------------------------
     of the information required by Sections 11(a)(i), (ii) and (iii), Borrower will furnish or cause to be furnished to Bank a certificate in the form of Exhibit "D" attached hereto, signed by any of the President, Chief Executive Officer or Chief Financial Officer of Borrower on behalf of Borrower (i) stating that Borrower and Guarantors have fulfilled in all material respects their obligations under this Agreement, the Notes, the Security Instruments and all other Loan Documents and that all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects (or specifying the nature of any change), or if an Event of Default has occurred, specifying the Event of Default and the nature and status thereof; (ii) to the extent requested from time to time by Bank, specifically affirming compliance of Borrower and Guarantors, as applicable, in all material respects with any of their

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 25
     representations (except to the extent they relate solely to an earlier date) or obligations under said instruments; (iii) for certificates delivered in respect of a quarterly period, setting forth the computation, in reasonable detail as of the end of such quarterly period, of compliance with Sections 12(c), (d) and (e); and (iv) containing or accompanied by such financial or other details, information and material as Bank may reasonably request to evidence such compliance.

          (c)  Accountants' Certificate. Concurrently with the furnishing of the
               ------------------------
     annual audited financial statements pursuant to Section 11(a)(i), Borrower will furnish a statement from the firm of independent public accountants which prepared such statements to the effect that nothing has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default.

          (d)  Taxes and Other Liens. Borrower and each Guarantor will pay and
               ---------------------
     discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon Borrower or any Guarantor or upon the income or any assets or property of Borrower or any Guarantor as well as all claims of any kind (including claims for labor, materials, supplies and rent) that, if unpaid, might become a Lien or other encumbrance upon any or all of the assets or property of Borrower or any Guarantor and which could result in a Material Adverse Effect; provided, however, that neither Borrower nor any Guarantor shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted, levy and execution thereon have been stayed and continue to be stayed, and Borrower or such Guarantor shall have set up adequate reserves therefor, if required, under GAAP.

          (e)  Compliance with Laws. Borrower and each Guarantor will observe
               --------------------
     and comply, in all material respects, with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, agencies, courts, authorities, officials and officers, domestic or foreign.

          (f)  Further Assurances. Borrower will cure promptly any defects in
               ------------------
     the creation and issuance of the Notes and the execution and delivery of the Notes and Borrower and Guarantor will cure promptly any defects in the execution and delivery of the Loan Documents, including this Agreement. Borrower and Guarantors at their sole expense will promptly execute and deliver to Bank upon its reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements in this Agreement, or to correct any omissions in the Notes or more fully to state the obligations set out herein.

          (g)  Performance of Obligations. Borrower will pay the Notes and other
               --------------------------
     obligations incurred by it hereunder according to the reading, tenor and effect thereof and hereof; and Borrower and Guarantors will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower and Guarantors

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 26
     under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

          (h)  Insurance. Borrower will maintain, and will cause each of its
               ---------
     Subsidiaries to maintain, insurance (including, without limitation, property and casualty insurance in amounts reasonably acceptable to Bank) with financially sound and reputable insurance companies in such amounts and covering such risks as are usually carried by business entities engaged in similar businesses and owning similar properties in the same general areas in which Borrower and its Subsidiaries operate, provided that in any event Borrower and its Subsidiaries will maintain medical professional liability insurance coverage for each Subsidiary of at least $1,000,000 per incident and $3,000,000 maximum coverage. Each insurance policy covering Collateral or general liability shall name Bank as loss payee or as an additional insured and shall provide that such policy shall not be canceled or reduced without thirty (30) days prior written notice to Bank.

          (i)  Accounts and Records. Borrower and Guarantors will keep books,
               --------------------
     records and accounts in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, prepared in a manner consistent with prior years, subject to changes required by GAAP or suggested by Borrower's auditors.

          (j)  Right of Inspection. Borrower and Guarantors will permit any
               -------------------
     officer, employee or agent of Bank to examine Borrower's and Guarantors' books, records and accounts, and make and retain copies and extracts therefrom, all at such reasonable times and as often as Bank may reasonably request.

          (k)  Notice of Certain Events. Borrower and Guarantors shall promptly
               ------------------------
     notify Bank if Borrower or any such Guarantor learns of the occurrence of
     (i) any event which constitutes, or which with the giving of notice or the passage of time would constitute, an Event of Default (including, but not limited to, a Change of Control or a Change of Management) together with a detailed statement by Borrower or such Guarantor of the steps being taken to cure the Event of Default or prospective Event of Default; or (ii) any legal, judicial or regulatory proceedings affecting Borrower or any such Guarantor, or any of the assets or properties of Borrower or any such Guarantor, which, if adversely determined, could have a Material Adverse Effect (determined for purposes of this Section 11(k) with respect to Borrower or any Guarantor individually and not taken as a whole); or (iii) any dispute between Borrower or any such Guarantor and any governmental or regulatory body or any other Person which, if adversely determined, could cause a Material Adverse Effect; or (iv) any other matter that is reasonably likely to have a Material Adverse Effect.

          (l)  ERISA Information and Compliance. Borrower and Guarantors will
               --------------------------------
     promptly furnish to Bank, immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in
     Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President, Chief Executive

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 27

     Officer or the Chief Financial Officer of Borrower or such Guarantor, on behalf of Borrower or such Guarantor, as applicable, specifying the nature thereof, what action Borrower or such Guarantor is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

          (m)  Environmental Reports and Notices. Borrower and Guarantors will
               ---------------------------------
     deliver to Bank (i) promptly upon its becoming available, one copy of each report sent by Borrower or any Guarantor to any court, governmental agency or instrumentality pursuant to any Environmental Law, (ii) notice, in writing, promptly upon Borrower's or any Guarantor's learning that it has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the non-compliance with or violation of the requirements of any Environmental Law which could have a Material Adverse Effect (determined for purposes of this Section 11(m) with respect to Borrower or any Guarantor individually and not taken as a whole); (y) the release or threatened release of any toxic or hazardous waste into the environment which could have a Material Adverse Effect or which release Borrower or any such Guarantor would have a duty to report to any court or government agency or instrumentality, or (iii) the existence of any Environmental Lien on any properties or assets of Borrower or any such Guarantor, and Borrower or any such Guarantor shall immediately deliver a copy of any such notice to Bank.

          (n)  Sale of Certain Assets/Prepayment of Proceeds. Without limiting
               ---------------------------------------------
     Section 12(o), except for Inventory sold in the ordinary course of business, Borrower will immediately pay Bank an amount equal to one hundred percent (100%) of the proceeds (net of federal income taxes and direct costs of sale) in excess of $25,000 in any fiscal year of Borrower, received by Borrower and/or Guarantors from the sale of any of the Collateral, to be applied against the Advance Term Loan. In addition, Borrower shall notify Bank in writing of each such sale as soon as practical and in no event later than three (3) Business Days after the earlier of (y) the execution and delivery by Borrower or a Guarantor, as applicable, of a letter of intent or similar instrument or document relating to such sale, (z) the execution and delivery by Borrower or a Guarantor, as applicable, of definitive agreements relating to such sale. Borrower shall also, contemporaneously with such notice, provide Bank with copies of such letter of intent, similar document or definitive agreements, as applicable.

          (o)  "Key Man" Policies. Borrower will pay all premiums due on, and in
               ------------------
     all other respects maintain in full force and effect and assigned to Bank as collateral, the "Key Man" Policies. Provided, however, that Borrower may cancel or allow to lapse the "Key Man" Policy on the life of Max W. Batzer, without being in violation of this Section 11 and without causing an Event of Default; provided, further, however, that unless such "Key Man" Policy on the life of Max W. Batzer is so cancelled or allowed to lapse, the same shall be assigned to Bank as collateral.

          (p)  Vehicles Subject to Certificates.  To the extent Borrower has not
               --------------------------------
     previously done so, Borrower will, within thirty (30) days of the date of this Agreement,

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 28
     deliver to Bank or to Automotive Rentals, Inc. pursuant to that certain Custody and Agency Agreement dated as of January 8, 1998, a certificate of title, or similar document, covering any vehicle owned by Borrower or any Guarantor that is subject to any certificate of title or similar statute by the jurisdiction in which any such vehicle is registered or located, which certificate of title, or similar document, shall name Bank as secured party or lienholder.

          (q)  Additional Subsidiary Guarantors. Borrower will take such action,
               --------------------------------
     and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of Borrower are "Guarantors" hereunder. Without limiting the generality of the foregoing, if Borrower or any of its Subsidiaries shall form or acquire any new Subsidiary that shall constitute a Subsidiary hereunder (including, without limitation, any Subsidiary of Borrower that shall become a Subsidiary of Borrower in connection with any acquisition not prohibited by this Agreement or with respect to which Bank has consented in writing), then Borrower and its Subsidiaries will cause such new Subsidiary to

               (i) become a "Guarantor" hereunder, and execute and deliver to Bank a Guaranty in form and substance equivalent to the Guaranty executed and delivered by each Guarantor on or prior to the date of this Agreement;

               (ii) execute and deliver to Bank a Security Agreement in form and substance equivalent to the Security Agreement executed and delivered by each Guarantor on or prior to the date of this Agreement;

               (iii) cause such Subsidiary to take such action (including, without limitation, delivering such shares of stock, executing and delivering such Uniform Commercial Code financing statements and executing and delivering mortgages covering any real property and fixtures owned or leased by such Subsidiary) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject only to Permitted Liens) on substantially all of the property of such new Subsidiary as collateral security for the obligations of such new Subsidiary hereunder and under its Guaranty; and

               (iv) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered by each of Borrower and Guarantors pursuant to
          Section 10 upon the date of this Agreement or the date of the Prior Agreement, as applicable, or as Bank shall have reasonably requested.

          (r)  Additional Collateral. With respect to any personal property
               ---------------------
     assets of Borrower or any Guarantor currently subject to a Permitted Lien or capital lease obligation, including vehicles, upon satisfaction of such Permitted Lien or capital lease obligation, Borrower or any such Guarantor shall execute and deliver such documents or instruments as may be necessary to create and perfect in favor of Bank a first priority lien thereon (subject to any other Permitted Lien).

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 29

          (s)  Maintenance of Existence; Conduct of Business. Borrower will
               ---------------------------------------------
     preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business, except where the failure to do so does not and will not have a Material Adverse Effect. Without limiting the foregoing, Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, to the extent necessary or desirable in the ordinary conduct of its business, its status as an approved provider with all governmental authorities (including, without limitation, all agencies administering or enforcing health care laws and regulations). Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices.

          (t)  Assignment of Tax Refund. As allowable by law, including
               ------------------------
     applicable regulations under the Internal Revenue Code of 1986, as amended, Borrower shall use its commercially reasonable best efforts to promptly file and thereafter assign to Bank Borrower's 1998 federal income tax refund ("Tax Refund"). Borrower agrees to cooperate with Bank and take all steps required to assign and transfer to Bank its right, title and interest in any and all monies due or payable to Borrower in connection with its 1998 federal income taxes, including, without limitation, execution of any Lien instrument reasonably requested by Bank. Nothing in this Subsection 11(t) shall require or allow Borrower to disregard or violate any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule, regulation, order promulgated by any federal, state, county, municipal or other domestic government, department, commission, board, agency, court, authority, official or officer.

          (u) Borrower shall at all times maintain Eligible Accounts of $6,500,000 or more.

     12. NEGATIVE COVENANTS. A deviation from the provisions of this Section 12 shall not constitute an Event of Default under this Agreement if such deviation is consented to in writing by Bank. Without the prior written consent of Bank, Borrower, and to the extent applicable, each Guarantor, will at all times comply with the covenants contained in this Section 12 from the date of this Agreement and for so long as any part of the Loans are in existence.

          (a)  Liens. Neither Borrower nor any Guarantor will create, incur,
               -----
     assume or permit to exist any Lien on any of its assets or properties except Permitted Liens.

          (b)  Consolidations, Mergers.  Neither Borrower nor any Guarantor will
               -----------------------
     consolidate or merge with or into any other Person, except that (i) any Guarantor or Guarantors may merge with any other Guarantor or Guarantors at any time and from time to time, and (ii) Borrower or any such Guarantor may at any time and from time to time merge with another Person if Borrower or such Guarantor is the corporation surviving such merger and if, after giving effect thereto, no Event of Default (or event that, with the

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 30
     passage of time or the giving of notice, or both, would constitute an Event of Default) shall result or have occurred and be continuing.

          (c)  Minimum Quarterly EBITDA. Borrower shall cause EBITDA to be at
               ------------------------
     least the following minimum amounts during the fiscal quarters indicated:

               (i) for the quarter ending December 31, 1998, EBITDA shall be at least $1,400,000;

               (ii) for the quarter ending March 31, 1999, EBITDA shall be at least $2,100,000; and

               (iii) for the quarter ending June 30, 1999, EBITDA shall be at least $2,850,000.


          (d)  Fixed Charge Coverage Ratio.  Borrower will not permit the Fixed
               ---------------------------
     Charge Coverage Ratio to ever be less than or equal to 1.0:1.0 at any time during the period commencing on and including June 30, 1999 and ending on and including December 31, 1999. Thereafter, Borrower will not permit the Fixed Charge Coverage Ratio to ever be less than or equal to 1.2:1.0.

          (e)  Debt Ratios. Commencing on and including September 30, 1999,
               -----------
     Borrower will not permit the Funded Debt Ratio to ever be greater than 4.0:1.0, and will not permit the Senior Debt Ratio to ever be greater than 2.0:1.0.

          (f)  Current Ratio. Borrower will not permit the Current Ratio to ever
               -------------
     be less than 1.2:1.0.

          (g)  Debts, Guaranties and Other Obligations. Neither Borrower nor any
               ---------------------------------------
     Guarantor will incur, create, assume or in any manner become or be liable in respect of any indebtedness, nor will Borrower or any Guarantor guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

               (i) the Notes, and other indebtedness of Borrower or Guarantors disclosed in Borrower's financial statements as set forth in its Form 10-Q for the fiscal quarter ended September 30, 1998 and also disclosed (and specifically itemized) on Schedule 12(g) hereto;

               (ii) taxes, assessments or other government charges that are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 31
          have been made therefor and levy and execution thereon have been stayed and continue to be stayed;

               (iii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any indebtedness described in clause (i) above, including any successive refinancings, so long as the aggregate principal amount of indebtedness represented thereby is not increased by such refinancing plus the amount of direct expenses of Borrower or a Guarantor, as applicable, incurred in connection with such refinancing;

               (iv) (A) the Subordinated Notes and (B) the guaranty thereof contemplated by the Subordinated Note Agreement; and

               (v) Accounts payable incurred in the ordinary course of business consistent with past practice.

          (h)  Dividends. Neither Borrower nor any Guarantor will declare or pay
               ---------
     any cash dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to stockholders, or make any distribution of its assets to its stockholders as such; provided, however, that the foregoing shall not prohibit any direct or
     --------  -------
     indirect wholly-owned Subsidiary of Borrower from paying dividends to, or making distributions or paying management fees to, at any time and from time to time, Borrower or any wholly-owned Subsidiary of Borrower.

          (i)  Loans and Advances. Neither Borrower nor any Guarantor shall make
               ------------------
     or permit to remain outstanding any loans or advances to any Person, except that the foregoing restriction shall not apply to (i) loans or advances (and renewals and extensions thereof that do not increase the amount thereof) the material details of which have been set forth in the financial statements of Borrower as of and for the fiscal quarter ended September 30, 1998 and also disclosed (and specifically itemized) on Schedule 12(i); (ii) loans or advances to Guarantors; and (iii) temporary advances to employees of Borrower and its Subsidiaries for business or personal needs, not to exceed $100,000 until March 31, 1999, $75,000 until June 30, 1999 and
     $50,000 thereafter, in the aggregate at any time outstanding.

          (j)  Investments. Neither Borrower nor any Guarantor shall make
               -----------
     investments in (including for purposes of this clause (j), without limitation, loan and advances to) any Person, except the foregoing restriction shall not apply to:

               (i) investments in direct or guaranteed obligations of the United States of America or any agency thereof maturing within one year from the date of acquisition;

               (ii) expense accounts for directors, officers, and employees of Borrower and Guarantors in the ordinary course of business and not to exceed

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 32

          $10,000 in the aggregate outstanding at any time for any one director, officer, or employee;

               (iii) certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof and having (A) combined capital, surplus, and undivided profits of not less than $100,000,000 and (B) a commercial paper rating from Moody's Investors Service, Inc. or Standard & Poor's Corporation of at least P-1 and A-1, respectively;

               (iv)  Eurodollar investments with financial institutions having
          (A) combined capital, surplus, and undivided profits of not less than U.S. $100,000,000, and (B) a commercial paper rated at least P-1 or A-1 by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or, if any institution does not have a commercial paper rating, a comparable bond rating of a least A or BAA-1 by Standard & Poor's Corporation or Moody's Investors Service, Inc., respectively;

               (v) extensions of credit in connection with trade receivables and overpayments of trade payables, in each case resulting from transactions in the ordinary course of business; and

               (vi) loans or advances permitted by Section 12(i) and investments disclosed on Schedule 12(j).

          (k)  Sale or Discount of Receivables. Neither Borrower nor any
               -------------------------------
     Guarantor will discount, sell or otherwise transfer, directly or indirectly, any of their notes receivable or Accounts.

          (l)  Maximum Unleveraged Capital Expenditures. Neither Borrower nor
               ----------------------------------------
     any Guarantor will make any Unleveraged Capital Expenditures in excess of $500,000 in the aggregate during any fiscal year.

          (m)  Nature of Business. Neither Borrower nor any Guarantor will
               ------------------
     permit any material change to be made in the character of their businesses as carried on at the date of this Agreement.

          (n)  Amendment of Articles or Bylaws. Except for a change of name upon
               -------------------------------
     not less than thirty (30) days' prior written notice to Bank, neither Borrower nor any Guarantor will permit any amendment to, or alteration of, its Articles or Certificate of Incorporation (or equivalent charter document) or bylaws, other than amendments to Borrower's Certificate of Incorporation (i) to increase its authorized capital stock or (ii) to create one or more series of preferred stock..

          (o)  Sale of Assets. Neither Borrower nor any Guarantor shall sell,
               --------------
     transfer or otherwise dispose of any of its assets except for Inventory and obsolete Equipment in both cases sold in the ordinary course of business.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT _ Page 33

          (p)  Transactions with Affiliates. Neither Borrower nor any Guarantor
               ----------------------------
     will enter into any transaction with any affiliate, except transactions previously disclosed in Borrower's most recent reports on Form 10-KSB and Form 10-Q and otherwise upon terms no less favorable to it than would be obtained in a transaction negotiated at arm's length with an unrelated third party.

          (q)  Acquisitions. Borrower shall not, and shall cause each of its
               ------------
     Subsidiaries not to, consummate any Acquisition without Bank's prior written consent (which may be given or withheld for any reason or no reason, in either case in Bank's sole discretion). However, nothing in this
                                                        -------
     Section 12(q) shall be construed to limit the prohibitions of Section
     12(g).

          (r)  Regulation U. Neither Borrower, any Guarantor, nor any Person
               ------------
     acting on behalf of Borrower or any of Guarantors has taken or will take any action which might cause the loans hereunder or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

          (s)  Subsidiary Stock. Borrower shall not permit any of its
               ----------------
     Subsidiaries to, at any time, issue, sell, assign or otherwise dispose of
     (a) any of its capital stock, (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock, or (c) any option, warrant, or other right to acquire any of its capital stock, except, in each case, to Borrower or a wholly-owned Subsidiary of Borrower.

          (t)  Fiscal Year. Neither Borrower nor any Guarantor shall change its
               -----------
     fiscal year.

          (u)  Modification of Subordinated Notes or Subordinated Note
               -------------------------------------------------------
     Agreement. Neither Borrower nor any Guarantor shall amend or otherwise
     ---------
     modify any one or more of the Subordinated Notes, the Subordinated Note Agreement or the guaranty thereof contemplated by the Subordinated Note Agreement.

          (v)  Payment, Redemption or Purchase of Subordinated Notes. Except for
               -----------------------------------------------------
     regular, scheduled quarterly interest payments, required principal payments of $6,666,667 on April 17 in each of the years 2003, 2004 and 2005, and the repurchase of the Subordinated Notes by Borrower as a result of, and not earlier than sixty (60) days after the occurrence of, a Change in Control (as defined in the Subordinated Note Agreement) that is not at the time of repurchase an Event of Default hereunder, neither Borrower nor any Guarantor shall pay, redeem, purchase, repurchase, prepay or otherwise acquire for value any of the Subordinated Notes.

     13. EVENTS OF DEFAULT. Any one or more of the following events shall be considered an "Event of Default" as that term is used herein:

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 34

          (a) Borrower or, to the extent applicable, any Guarantor shall fail to pay when due or declared due the principal of, and the interest on any of, the Obligations, including the Notes or any fee or any other indebtedness of Borrower or any Guarantor incurred pursuant to this Agreement, any of the other Security Instruments or any of the other Loan Documents; or

          (b) Any representation or warranty made under this Agreement, or in any certificate or statement furnished or made to Bank pursuant hereto, or in connection herewith, or in connection with any document furnished hereunder, shall prove to be untrue in any material respect as of the date on which such representation or warranty is made (or deemed made), or any representation, statement (including financial statements), certificate, report or other data furnished or to be furnished or made by Borrower or any Guarantor under any of the Loan Documents, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

          (c) Borrower or a Guarantor (i) shall fail to perform or to observe any covenant contained in Sections 11(a), (b), (c), (h), (n), (o), (p),
     (q), or (s) or any provision of Section 12; or (ii) shall fail to perform or to observe any covenant or agreement contained herein or in any of the other Loan Documents, other than covenants referred to in Sections 13(a),
     (b) and (c) (i) above, and, if such failure is subject to being remedied, such failure shall remain unremedied for twenty (20) days after the earlier of an officer of such corporation becoming aware thereof or notice thereof being given by Bank to Borrower; or

          (d) Default shall be made in respect of (i)(A) any payment obligation (regardless of amount) for borrowed money, other than the Notes, for which Borrower or any Guarantor is liable (directly, by assumption, as guarantor or otherwise) in an aggregate principal amount in excess of $50,000, (B) any payment obligation (regardless of amount) secured by any Lien on any asset or property of Borrower or any Guarantor having an aggregate book value or fair market value, whichever is greater, in excess of $50,000, or
     (C) any lease payment (regardless of amount) relating to a capital lease obligation of Borrower or a Guarantor in an aggregate principal amount in excess of $50,000, or (ii) any performance obligation (other than a payment obligation) with respect to an agreement involving $50,000 or more; provided, however, that such default, (i) if a payment default, shall
     --------  -------
     continue beyond the greater of (A) ten days and (B) the lesser of (x) twenty days and (y) the applicable grace period, if any, and (ii) if a non-payment default, shall continue beyond the greater of (C) ten days and (D) the applicable grace period, if any; provided, further, however, that the
                                          --------  -------  -------
     foregoing proviso shall apply only if Borrower promptly gives Bank notice of such default; and further provided, that this Section 13(d)(i)(C) shall not be applicable with respect to those capitalized leases referenced in
     Section 6 as being in default on the date of this Agreement, but only for so long as (and in any event not beyond January 15, 1999) and only to the extent that Borrower continues to negotiate in good faith with the subject lessors with respect to the refinancing of the obligations under such leases; or

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 35

          (e) Borrower or any Guarantor shall commence a voluntary case or other proceedings seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking an appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action authorizing the foregoing; or

          (f) An involuntary case or other proceeding shall be commenced against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against Borrower or any Guarantor under the federal bankruptcy laws as now or hereinafter in effect; or

          (g) A final judgment or order for the payment of money in excess of $50,000 (or judgments or orders for the payment of money aggregating in excess of $50,000), exclusive of amounts covered by insurance (as the applicability of insurance coverage is determined by Borrower in good faith, but in any event excluding from coverage matters as to which the applicable insurance company has stated specific grounds for denying, or for reserving its right to deny, coverage (excluding any such reservation of rights that is customary for such insurance company)) shall be rendered against Borrower or any Guarantor and such judgments or orders shall continue unsatisfied or unstayed for a period of thirty (30) days; or

          (h) Borrower shall fail to comply in any respect with the mandatory prepayment provisions set forth in Section 8; or

          (i)  A Change of Control shall occur; provided, however, that a
                                                --------  -------
     Change of Control shall not be an Event of Default hereunder after the sixtieth (60th) day after the date the same occurs if the same occurs pursuant to clause (ii) of the definition thereof, if Bank receives written notice thereof not later than the day after the same occurs and if, on such sixtieth (60th) day (A) Borrower remains under a contractual obligation as provided in the Subordinated Note Agreement to repurchase the Subordinated Notes and (B) Bank has not done any of the following in connection with such Change of Control: (1) declared an Obligation to be forthwith due and payable, (2) otherwise exercised rights under the Loan Documents to collect an Obligation, or (3) availed itself of the benefit of the subordination provisions set forth in the Subordinated Note Agreement; or

          (j)  A Change of Management shall occur; or

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 36

          (k) Any Loan Document or any provision thereof shall be alleged by Borrower or confirmed by any court of competent jurisdiction to be unenforceable in any respect; or

          (l) An "Event of Default" (as defined in the Subordinated Note Agreement) occurs and is continuing under the Subordinated Note Agreement.

     Upon occurrence of any Event of Default specified in Subsections 13(e) and
(f), the Revolving Loan Commitment shall terminate and the entire principal amount due under the Notes and all interest then accrued thereon, and any other liabilities of Borrower and any Guarantor hereunder and under the other Loan Documents, shall become immediately due and payable, all without notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by Borrower and each Guarantor. Upon any other Event of Default that has occurred and is continuing, Bank may by notice to Borrower terminate the Revolving Loan Commitment and declare the principal of, and all interest then accrued on, the Notes and any other liabilities of Borrower and any Guarantor and under the other Loan Documents hereunder to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which Borrower and each Guarantor hereby expressly waive, anything contained herein or in the Notes to the contrary notwithstanding. Nothing contained in this Section 13 shall be construed to limit or amend in any way events of default enumerated in any other Loan Documents.

     Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower and Guarantors (any such notice being expressly waived by Borrower and each Guarantor), to set-off and apply any and all deposits (general or special, time or demand, provisional or final, or otherwise) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower and Guarantors (other than amounts specifically held in trust for others) against any and all of the indebtedness of Borrower and Guarantors under the Notes and the other Loan Documents, including this Agreement, irrespective of whether or not Bank shall have made any demand under the Loan Documents, including this Agreement or the Notes and although such indebtedness may be unmatured. Any amount set-off by Bank shall be applied against the indebtedness owed Bank by Borrower or Guarantors pursuant to this Agreement and the Notes. Bank agrees promptly to notify Borrower and Guarantors after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this
Section 13 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Bank may have, including at common law.

     14. EXERCISE OF RIGHTS. No failure to exercise, and no delay in exercising, on the part of Bank, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Bank hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of the Loan Documents, including this Agreement, or

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 37
the Notes, nor consent to departure therefrom, shall be effective unless in writing, and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand.

     15. NOTICES. Any notices or other communications required or permitted to be given by this Agreement or any other Loan Documents must be given in writing (which may be by facsimile transmission) and must be personally delivered, telecopied or mailed by prepaid certified or registered mail to the party to whom such notice or communication is directed at the address of such party as follows: (a) BORROWER and GUARANTORS: DIAGNOSTIC HEALTH SERVICES, INC., 2777 Stemmons Freeway, Suite 1525, Dallas, Texas 75207, Facsimile No. 214-689-6459,
Attention: Mr. Brad A. Hummel, President; (b) BANK: CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, 2200 Ross Avenue, Dallas, Texas 75201 Facsimile No. 214-965-2384, Attention: Steven T. Prichett, Vice President. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered or telecopied as aforesaid or, if mailed as aforesaid, on the fifth day after it is mailed. Any party may change its address for purposes of this Agreement by giving notice of such change to the other party pursuant to this Section 15.

     16.  EXPENSES.  Borrower and Guarantors, jointly and severally, shall pay
(i) all reasonable and necessary out-of-pocket expenses of Bank, including reasonable fees and disbursements of special counsel for Bank, in connection with (A) the negotiation, preparation, execution, filing, recording, re-filing, recording, re-filing, re-recording, modification, amendment, supplementation and waiver of any one or more of the Loan Documents, and (B) any default or Event of Default hereunder, (ii) all reasonable and necessary out-of-pocket expenses of Bank, including reasonable fees and disbursements of Locke, Purnell, Rain, Harrell (a Professional Corporation) or Locke, Liddell & Sapp, L.L.P., its contemplated successor, or other special counsel for Bank, in connection with the preparation of any participation agreement for a participant or participants requested by Borrower or any amendment thereof and (iii) if a default or an Event of Default occurs, all reasonable and necessary out-of-pocket expenses incurred by Bank, including fees and disbursements of counsel, in connection with such default or Event of Default, as applicable, and collection and other enforcement proceedings resulting therefrom. Borrower shall indemnify Bank against any transfer taxes, document taxes, and other like assessments and charges, made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes. The obligation of Borrower and Guarantors set forth in this Section 16 shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of Borrower to Bank hereunder and under the Notes and the other Loan Documents.

     17.  INDEMNITY; CAPITAL ADEQUACY.

          (a) Borrower and each Guarantor agree to indemnify and hold harmless Bank and its officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to Bank, including all local counsel hired by such counsel) ("Claim")

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 38
     incurred by Bank in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of Borrower, any of Guarantors or their agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby, even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower and Guarantors to Bank hereunder or at common law or otherwise, and shall survive any termination of this Agreement, the expiration of the Loans and the payment of all indebtedness of Borrower to Bank hereunder and under the Notes, provided that neither Borrower nor any Guarantor shall have any obligation under this Section 17 to Bank with respect to any of the foregoing arising out of the gross negligence or willful misconduct of Bank or any other Indemnified Party. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may at Borrower's expense employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party.

          THE PARTIES INTEND FOR THE PROVISIONS OF THIS SUBSECTION 17(A) TO APPLY TO AND PROTECT EACH INDEMNIFIED PARTY FROM THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER OR NOT THAT NEGLIGENCE IS THE SOLE, CONTRIBUTING, OR CONCURRING CAUSE OF ANY CLAIM.

          (b) (i) If after the date of this Agreement, Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Bank's capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such adoption, change or compliance (taking into consideration Bank's policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction.

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 39

               (ii) A certificate of Bank setting forth such amount or amounts as shall be necessary to compensate Bank as specified in paragraph (i) above shall be delivered as soon as practicable to Borrower and shall be conclusive and binding, absent manifest error. Borrower shall pay Bank the amount shown as due on any such certificate within 15 days after Bank delivers such certificate. In preparing such certificate, Bank may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may use any reasonable averaging and attribution method.

     18. GOVERNING LAW. THIS AGREEMENT IS BEING EXECUTED AND DELIVERED, AND IS INTENDED TO BE PERFORMED, IN DALLAS, DALLAS COUNTY, TEXAS, AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND THE SUBSTANTIVE LAWS OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, UNLESS OTHERWISE SPECIFIED THEREIN.

     19. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, then such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     20. MAXIMUM INTEREST RATE. Regardless of any provisions contained in this Agreement or in any other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Notes or otherwise any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and if Bank ever receives, collects or applies as interest any such excess, or if acceleration of the maturity of the Notes or if any prepayment by Borrower results in Borrower having paid any interest in excess of the maximum rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Notes for which such excess was received, collected or applied, and, if the principal balances of Notes are paid in full, any remaining excess shall forthwith be paid to Borrower. All sums paid or agreed to be paid to Bank for the use, forbearance or detention of the indebtedness evidenced by the Notes and/or this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum lawful rate permitted under applicable law. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest permitted by law, Borrower and Bank shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; and (ii) exclude voluntary prepayments and the effect thereof; and (iii) compare the total amount of interest contracted for, charged or received with the total amount of interest which could be contracted for, charged or

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 40
received throughout the entire contemplated term of the Notes at the maximum lawful rate under applicable law.

     21. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.

     22. MULTIPLE COUNTERPARTS, ETC. This Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Agreement shall be bound hereby until a counterpart of this Agreement has been executed by all parties hereto. References herein to Sections are references to Sections of this Agreement unless the context indicates to the contrary.

     23. CONFLICT. If any term or provision of this Agreement is inconsistent with or conflicts with any provision of the other Loan Documents, then the terms or provisions contained in this Agreement shall be controlling.

     24. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in the Loan Documents, including this Agreement and the Notes, shall survive all closings hereunder and shall not be affected by any investigation made by any party.

     25. PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, legal representatives and estates; provided, however, that neither Borrower nor
                                   --------  -------
any Guarantor may, without the prior written consent of Bank, assign any rights, powers, duties or obligations hereunder.

     26. PARTICIPATIONS. Bank shall have the right at any time and from time to time to sell one or more participations in the Notes or any Advance or other portion thereof; provided, however, that Bank will not at any time retain less
                 --------  -------
than a fifty percent (50%) interest in the indebtedness represented by the Notes. To the extent of any such participation the provisions of this Agreement shall inure to the benefit of, and be binding on, each participant, including, but not limited to, any indemnity from Borrower to Bank. Borrower shall have no obligation or liability to and no obligation to negotiate or confer with, any participant, and Borrower shall be entitled to treat Bank as the sole owner of the Notes without regard to notice or actual knowledge of any such participation. Upon the occurrence of a default or an Event of Default, each participant will have and is hereby granted the right to setoff against and to appropriate and apply from time to time, without prior notice to Borrower or any other party, any such notice being hereby expressly waived, any and all deposits (general or special or other indebtedness or claims, direct or indirect, contingent or otherwise), at any time held or owing by the participant to or for the credit or account of Borrower against the payment of the Notes and any other obligations of Borrower hereunder or under the other Loan Documents; provided,
                                                                     --------
however, that none of the rights granted in this Section 25 shall apply to any
-------
deposits held by any participant constituting trust funds and so identified to such participant at the time the applicable deposit account is created. Immediately after such setoff or appropriation by a participant, that participant shall

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 41
give Borrower and Bank written notice thereof. However, a failure to give such notice will not affect the validity of such setoff or appropriation.

     27. WAIVER OF TRIAL BY JURY. EACH OF BORROWER AND GUARANTORS WAIVES ANY AND ALL RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM OR OTHER ACTION, OF ANY NATURE WHATSOEVER, RELATING TO OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE OBLIGATIONS. EACH OF BORROWER AND GUARANTORS ACKNOWLEDGES THAT THE FOREGOING JURY TRIAL WAIVER IS A MATERIAL INDUCEMENT TO BANK'S ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT BANK IS RELYING ON SUCH WAIVER IN ITS FUTURE DEALINGS WITH SUCH CORPORATION. EACH SUCH CORPORATION WARRANTS AND REPRESENTS TO BANK THAT SUCH CORPORATION HAS REVIEWED THE FOREGOING JURY TRIAL WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THE FOREGOING JURY TRIAL WAIVER MY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     28. WAIVER OF CONSUMER RIGHTS. EACH OF BORROWER AND GUARANTORS HEREBY WAIVES ALL OF ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (TEX. BUS. & COM. CODE (S) 17.41 ET SEQ.), A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND REPRESENTS AND WARRANTS TO BANK THAT SUCH CORPORATION (A) VOLUNTARILY CONSENTS TO THIS WAIVER, (B) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE SUCH CORPORATION TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING THIS WAIVER, (C) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION RELATIVE TO BANK, AND (D) HAS BEEN REPRESENTED BY, AND CONSULTED WITH, LEGAL COUNSEL OF ITS OWN SELECTION IN CONNECTION WITH SUCH TRANSACTIONS, INCLUDING THIS WAIVER.

     29. OTHER AGREEMENTS. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 42

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        BORROWER:

                                        DIAGNOSTIC HEALTH SERVICES, INC.
                                        a Delaware corporation



                                        By:_____________________________________
                                        Name:   Brad A. Hummel
                                        Title:  President

GUARANTORS:
DHS MANAGEMENT SERVICES, INC.,          MOBILE DIAGNOSTIC SYSTEMS, INC., a Texas
a Texas corporation                     corporation


By:______________________________       By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  President

ALPHA SCANNING SERVICE, INC.,           HEART INSTITUTE OF TULSA, INC.,
a Louisiana corporation                 an Oklahoma corporation

By:______________________________       By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  Chief Operating Officer         Title:  President


SPECIALIZED IMAGING SERVICES INC.,      MOBILE DIAGNOSTIC IMAGING, INC.,
an Illinois corporation                 a Delaware corporation

By:______________________________       By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  President

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 43

ST. LOUIS MOBILE ULTRASOUND, INC.,      ULTRASOUND DIAGNOSTIC
a Delaware corporation                  SERVICES, LTD.,
                                        an Arizona corporation

By:_______________________________      By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  President

SOCAL SUBSIDIARY I, INC.,               SOCAL SUBSIDIARY II, INC.,
a California corporation                a California corporation


By:_______________________________      By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  President

HOMECARE INTERNATIONAL, INC.,           SANTA MONICA IMAGING CENTER
a Texas corporation                     LIMITED PARTNERSHIP,
                                        a California limited partnership

By:_______________________________      By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  President

SONOMED, INC.,                          DIAGNOSTIC HEALTH SERVICES DE
an Alabama corporation                  MEXICO, S.A. DE C.V. a corporation
                                        incorporated under the laws of the
                                        Republic of Mexico

By:_______________________________      By:_____________________________________
Name:   Brad A. Hummel                  Name:   Brad A. Hummel
Title:  President                       Title:  Director

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 44

SOCAL DIAGNOSTIC SERVICES, INC.         ADVANCED DIAGNOSTIC IMAGING,
a California corporation                INC., a Texas corporation


By:__________________________________   By:_____________________________________
Name:   Brad A. Hummel                  Name:  Brad A. Hummel
Title:  President                       Title: President

PEDIATRIC ECHOCARDIOGRAPHIC DIAGNOSTIC  CARDIAC CONCEPTS, INC.,
IMAGING, INC.,                          a Texas corporation
a Texas corporation

By:__________________________________   By:_____________________________________
Name:   Brad A. Hummel                  Name:  Brad A. Hummel
Title:  President                       Title: President

BANK:
CHASE BANK OF TEXAS,
NATIONAL ASSOCIATION,
a national banking association

By:__________________________________
     Steven T. Prichett,
     Vice President

SECOND AMENDED AND
RESTATED LOAN AGREEMENT - Page 45